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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference into Registration Statement Nos. 333-36563, 333-60167, 333-44137, 333-67885, 333-76223, 333-83521, 333-83523,
333-30644, 333-57954, and 333-57972 on Form S-3 and Nos. 333-12747, 333-08990,
333-30304, and 333-57970 on Form S-8 of our report dated February 9, 2001 (March 28, 2001 as to Note 15) appearing in the Annual Report on Form 10-K of Cray Inc., formerly known as Tera Computer Company, for the year ended December 31, 2000.

DELOITTE & TOUCHE LLP

Seattle, Washington
March 30, 2001